Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On August 15, 2014, SMTP, Inc. (“SMTP” or the “Company”), completed its acquisition of SharpSpring, LLC (“SharpSpring”). The acquisition of SharpSpring is referred to as the “Transaction.”

The unaudited pro forma combined statements of operations for the six months ended June 30, 2014 gives effect to the Transaction as if it had been completed on January 1, 2014. The unaudited pro forma combined statements of operations for the year ended December 31, 2013 gives effect to the Transaction as if the acquisition had been completed on January 1, 2013. The unaudited pro forma combined statements of operations include adjustments that give effect to factually supportable events that are directly attributable to the Transaction and expected to have a continuing impact.

The unaudited pro forma combined balance sheet as of June 30, 2014 gives effect to the Transaction as if the acquisition had been completed on June 30, 2014 and includes adjustments that give effect to factually supportable events that are directly attributable to the Transaction.

The Notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented. The unaudited pro forma combined financial information should be read in conjunction with the accompanying Notes.

The unaudited pro forma combined financial information are primarily based on and should be read in conjunction with the Company’s historical financial statements and accompanying notes included in the Company’s periodic reports previously filed with the Securities and Exchange Commission, along with the historical financial statements and accompanying notes for SharpSpring included in this Form 8-K/A. The unaudited pro forma combined financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma combined financial information.

The unaudited pro forma adjustments reflecting the completion of the Transaction are based upon the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and upon the assumptions set forth in the Notes included in this section. The pro forma adjustments related to the allocation of purchase price within the unaudited pro forma combined balance sheet are preliminary and subject to change and are based on the estimated fair value of the identifiable assets acquired and liabilities assumed and of the excess purchase price to goodwill. The final purchase price allocation will be completed no later than one year after the date of completion of the Transaction. This final valuation will be based on the actual assets and liabilities of SharpSpring that exist as of the date of the completion of the Transaction.

The unaudited pro forma combined financial information is presented for informational purposes only and do not reflect future events that may occur after the Transaction, or any operating efficiencies or inefficiencies that may result from the Transaction. Therefore, the unaudited pro forma combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that the Company will experience after the Transaction. In addition, the preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this unaudited pro forma combined financial information. Actual results could differ, perhaps materially, from these estimates and assumptions.

SMTP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2014

			Pro Forma		SMTP
	SMTP	SharpSpring	Adjustments		Pro Forma

Assets

Cash and cash equivalents	$11,453,404	$55,040	$(5,000,000)	(a)	$6,508,444
Accounts receivable	19,489	-			19,489
Unbilled receivables	-	29,369	-		29,369
Deferred income taxes	237,226	-	-		237,226
Income taxes receivable	219,907	-	-		219,907
Prepaid expenses and other	110,169	33,749	-		143,918
Total current assets	12,040,195	118,158	(5,000,000)		7,158,353

Property and equipment, net	269,324	11,097	-	(d)	280,421
Internally developed software, net	-	104,512	(104,512)	(i)	-
Other intangible assets	-	-	3,570,000	(b)	3,570,000
Goodwill	-	-	8,351,077	(c)	8,351,077
Deferred income taxes	70,432	-	-		70,432
Deferred loan costs, net	-	7,457	(7,457)	(e)	-
Deposits	29,995	-	-		29,995
Total assets	$12,409,946	$241,224	$6,809,108		$19,460,278

Liabilities and Shareholders' Equity

Deferred revenue	$373,065	$196,609	$(141,168)	(j)	$428,506
Income taxes payable	-	-	-		-
Allowance for refunds and chargebacks	2,067	-	-		2,067
Accrued interest	-	20,563	(20,563)	(e)	-
Accrued expenses and other current liabilities	119,935	31,891	-		151,826
Earnout liability	-	-	6,963,000	(k)	6,963,000
Total current liabilities	495,067	249,063	6,801,269		7,545,399

Long-term debt	-	300,000	(300,000)	(e)	-

Shareholders' equity:
Common stock/Units	5,017	728,412	(728,412)	(f)	5,017
Profits Interest	-	48,600	(48,600)	(f)	-
Additional paid in capital	11,909,862	-			11,909,862
Accumulated deficit	-	(1,084,851)	1,084,851	(f)	-
Total shareholders' equity	11,914,879	(307,839)	307,839		11,914,879
					-
Total liabilities and shareholders' equity	$12,409,946	$241,224	$6,809,108		$19,460,278

See accompanying notes to unaudited pro forma condensed combined financial statements.

SMTP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Six months ended June 30, 2014

			Pro Forma		SMTP
	SMTP	SharpSpring	Adjustments		Pro Forma

Net revenue	$2,970,824	$204,337	$-		$3,175,161
Cost of services	678,383	77,718	-		756,101
Gross profit	2,292,441	126,619	-		2,419,060
Operating expenses:
Sales and marketing	396,313	164,341	-		560,654
Amortization expense	-	-	168,818	(h)	168,818
General and administrative	1,047,601	245,345	-		1,292,946
Research and development	220,008	143,415	-		363,423

Total operating expenses	1,663,922	553,101	168,818		2,385,841

Operating income (loss):	628,519	(426,482)	(168,818)		33,219
Other income:
Interest income (expense)	153	(6,188)	6,188	(e)	153

Total other income (expense)	153	(6,188)	6,188		153

Income (loss) before income taxes	628,672	(432,670)	(162,630)		33,372
Provision for income tax	254,132	-	(240,642)	(g)	13,490

Net income (loss)	$374,540	$(432,670)	$78,012		$19,882

Net income per share:
Basic	$0.08				$-
Diluted	$0.08				$-

Weighted average common shares outstanding:
Basic	4,630,059				4,630,059
Diluted	4,688,726				4,688,726

See accompanying notes to unaudited pro forma condensed combined financial statements.

SMTP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2013

			Pro Forma		SMTP
	SMTP	SharpSpring	Adjustments		Pro Forma

Net revenue	$5,753,929	$10,071	$-		$5,764,000
Cost of services	1,049,325	65,158	-		1,114,483
Gross profit (loss)	4,704,604	(55,087)	-		4,649,517
Operating expenses:
Sales and marketing	817,971	68,003	-		885,974
Amortization expense	-	-	337,636	(h)	337,636
General and administrative	1,710,934	204,457	-		1,915,391
Research and development	234,581	120,180	-		354,761

Total operating expenses	2,763,486	392,640	337,636		3,493,762

Operating income (loss):	1,941,118	(447,727)	(337,636)		1,155,755
Other income:
Interest income (expense)	-	(12,375)	12,375	(e)	-

Total other expense	-	(12,375)	12,375		-

Income (loss) before income taxes	1,941,118	(460,102)	(325,261)		1,155,755
Provision for income tax	668,155	-	(270,331)	(g)	397,824

Net income (loss)	$1,272,963	$(460,102)	$(54,930)		$757,931

Net income per share:
Basic	$0.42				$0.25
Diluted	$0.41				$0.25

Weighted average common shares outstanding:
Basic	3,004,541				3,004,541
Diluted	3,069,274				3,069,274

See accompanying notes to unaudited pro forma condensed combined financial statements.

SMTP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial information is presented on a basis consistent with the Company’s historical financial statements and is comprised of the following:

•

The unaudited pro forma combined balance sheet combines the Company’s unaudited balance sheet and SharpSpring’s unaudited balance sheet as of June 30, 2014.

•

The unaudited pro forma combined statement of operations for the year ended December 31, 2013 combines the Company’s audited statement of operations and SharpSpring’s audited statement of operations for the year ended December 31, 2013.

•

The unaudited pro forma combined statement of operations for the six months ended June 30, 2014 combines the Company’s unaudited statement of operations with SharpSpring’s unaudited statement of operations for the six month period ended June 30, 2014.

The unaudited pro forma combined statements of operations do not reflect any anticipated cost savings or any related non-recurring costs to achieve those cost savings. The Company does not expect any cost savings as a result of the Transaction. The unaudited pro forma combined statements of operations do not claim to represent our actual results of operations that would have occurred if the Transaction had taken place on the dates specified, nor are they indicative of the results of operations that may be achieved in the future.

NOTE 2 – PURCHASE PRICE ALLOCATION

The purchase price summary and purchase price allocations are preliminary, subject to change and based on SharpSpring assets and liabilities as of August 15, 2014. Final purchase price summary and purchase price allocations will be based on the actual value of identifiable assets acquired and liabilities assumed in accordance with U.S. GAAP on the closing date of the Transaction. The Company expects to finalize the valuation and complete the purchase price summary and purchase price allocations as soon as practical, but no later than one year from August 15, 2014.

Estimated Purchase Price Summary

For purposes of the pro forma financial information, the following table presents the components of the purchase price consideration (amounts in thousands):

Cash consideration	$5,000,000
Earn out liability	6,963,000
Liabilities assumed	87,332
Total purchase price	$12,050,332

Estimated Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired net tangible and intangible assets acquired and liabilities assumed of SharpSpring and is for illustrative purposes only.

Total purchase price	$12,050,332
Less:
Net tangible assets acquired	(129,255)
Intangible assets acquired:
Trade Name	(120,000)
Developed Technologies	(2,130,000)
Customer Relationships	(1,320,000)
Total intangible assets	(3,570,000)
Goodwill	$8,351,077

Goodwill represents the excess of the purchase price over the fair value of tangible and intangible assets. Specifically identifiable definite-lived intangible assets include trade name, technology, and customer relationships with expected useful lives of five, eleven and eleven years, respectively.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma combined financial information:

(a)	The Transaction is funded from the Company’s existing cash on hand
(b)

To record $3,570,000 of fair value assigned to separately identifiable intangible assets, which principally represent indefinite lived assets including trade name, technology, and customer relationships with expected useful lives of five, eleven and eleven years, respectively. The fair value of SharpSpring’s separately identifiable intangible assets is based on the Company’s preliminary estimate of fair value based on both historical experience and knowledge of the Transaction. Valuations of SharpSpring’s intangible assets are expected to be finalized no later than one year from the date of acquisition. See Note 2 for additional information.

(c)	To record goodwill for the Transaction. For further detail on the calculation of goodwill, see the estimated purchase price and estimated purchase price allocation tables in Note 2.
(d)

No “Pro Forma Adjustments” were made to property and equipment as the fair value of these assets acquired in the Transaction are expected to approximate net book value given the short duration of the economic life of these asset types.

(e)

Remove the loan, deferred loan costs, and interest expense originally reported by SharpSpring as the debt and interest was paid at closing from the proceeds of the transaction on behalf of SharpSpring is no longer outstanding in periods subsequent to the Transaction.

(f)	To eliminate the stockholders’ equity section of the sellers’ balance sheet.
(g)

To adjust the “Pro Forma as Adjusted” (provision) benefit for income taxes by multiplying the applicable effective tax rate by the “Pro Forma as Adjusted” income (loss) before income taxes for each period. The combined state and Federal effective tax rate of 40.42% and 34.42% was used for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively.

(h)	Record the amortization expense related to the Company’s definite lived intangible assets.
(i)	To remove historical cost basis of the internally developed software that is now included in Other intangible assets (see (b)).
(j)	To reflect the change in fair value in deferred revenue associated with the Transaction.
(k)	To record earn-out provisions associated with the Transaction.